UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported)

September 29, 2006

Sunset Financial Resources, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Suite 305, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2006, Sunset Financial Resources, Inc. (Sunset), Alesco Financial Trust (Alesco) and Jaguar Acquisition Inc. (Jaguar) signed a letter agreement in which they agreed that the exchange ratio in the merger would be 1.26 Sunset shares for each Alesco share. They also agreed that the merged entity will not make any awards under the proposed long-term incentive plan until such time as the post-merger company has issued additional equity for an aggregate price of at least $75 million.

The above summary is qualified in its entirety by the full text of the letter agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item	9.01 Financial Statements and Exhibits.

Exhibit No.	Title

2.1	Letter Agreement dated September 29, 2006 among Alesco, Jaguar and Sunset

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Executive Officer